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                                                                    Exhibit 10.9



                             FORM OF REVOLVING NOTE

$25,000,000.00                                                February ___, 2004
                                                               Chicago, Illinois

     FOR VALUE RECEIVED, the undersigned, WII COMPONENTS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ANTARES CAPITAL CORPORATION, a Delaware corporation ("Lender"), at Agent's office at 311 South Wacker Drive, Suite 6400 Chicago, Illinois 60606, or at such other place as the Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made pursuant to subsection 1.1(b) of the "Credit Agreement" (as hereinafter defined), at such times as are specified in, and in accordance with the provisions of, the Credit Agreement. This Revolving Note is referred to in and was executed and delivered pursuant to that certain Credit Agreement dated as of February 18, 2004 (the "Credit Agreement") among the Borrower, Antares Capital Corporation, a Delaware corporation, as Agent for the benefit of all Lenders, and the Lenders who are parties thereto, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan evidenced hereby was made and is to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Credit Agreement shall be used in this Revolving Note as defined in the Credit Agreement. This Revolving Note is secured by the Collateral.

     The Borrower further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the Credit Agreement, from the date hereof until payment in full hereof at the applicable rate specified in subsection 1.3(a) of the Credit Agreement; PROVIDED, HOWEVER, that if Agent or Required Lenders so elect, following the occurrence and during the continuance of an Event of Default, the Borrower promises to pay to Lender interest on the unpaid principal amount hereof at the applicable rate specified in subsection 1.3(c) of the Credit Agreement. Interest shall be payable in arrears on the dates specified in subsection 1.3(b) of the Credit Agreement, on the date of any prepayment in full and at maturity, whether by acceleration or otherwise.

     If a payment hereunder becomes due and payable on a day that is not a Business Day, the payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest due on such succeeding Business Day. Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by Lender, and in such event the Borrower shall pay Lender interest at the highest rate permitted by applicable law.
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     If any suit or action is instituted or attorneys are employed to collect this Revolving Note or any part thereof, the Borrower hereby promises and agrees to pay all costs of collection, including attorneys' fees and court costs.

     The Borrower and each endorser, guarantor and surety of this Revolving Note hereby waives presentment for payment, protest and demand, and notice of demand, protest, dishonor and nonpayment of this Revolving Note. Except as provided in the Credit Agreement, the Borrower also waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default and prior to the exercise by Agent of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

     THIS REVOLVING NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS. Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note. Whenever in this Revolving Note reference is made to Agent, Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

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                             signature page follows]

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     IN WITNESS WHEREOF, the Borrower has executed this Revolving Note as of the day and year first written above.


                                    WII COMPONENTS, INC.


                                    By:    ____________________________________
                                    Name:  ____________________________________
                                    Title: ____________________________________